Exhibit 99.1

Home Bancorp, Inc. Subscription & Community Offering Stock Order Form
				Home Bank Conversion Center 503 Kaliste Saloom Rd Lafayette, LA 70508 - -	Expiration Date for Stock Order Forms: day , 2008 :00 p.m., Central time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription		(2) Total Payment Due	Minimum number of shares: 25 shares ($250.)
	Price	$		Maximum number of shares: 25,000 shares ($250,000)
	X 10.00 =			Maximum number of shares for associates or group: 100,000 shares ($1,000,000)
See Instructions.

(3) Employee/Officer/Director Information ☐ Check here if you are an employee, officer or director of Home Bank or member of such person’s immediate family living in the same household.
(4) Method of Payment by Check Enclosed is a check, bank draft or money order payable to Home Bancorp, Inc. in the amount indicated in this box.	Total Check Amount	$	.

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Home Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Home Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw		$ Withdrawal Amount
		$	.
		$	.

(6) Purchaser Information

Subscription Offering - Check here and list account(s) below if you are:

☐	a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2007.

☐	b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on June 30, 2008 but are not an Eligible Account Holder.

☐	c. An Other Member with a deposit account(s) on , 2008 or a borrower with a loan outstanding as of January 1, 2001 that continued to be outstanding as of , 2008 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Community Offering - Check here if you:

☐	d. Are an other community member (Indicate parish/county of residence in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:				SS#/Tax ID#	Æ
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Fiduciary (i.e., trust, estate)
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only)		☐ Company/Corporation/ Partnership	☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#	Æ

(8) Stock Registration & Address:

Name and address to appear on stock certificate. Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases).

Name:

Name Continued:

Mail to- Street:

City:			State:		Zip Code:
(9) Telephone Daytime/Evening	( ) —	( )		—		Parish/County of Residence

(10) Associates/Acting in Concert ☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11) Acknowledgement

To be effective, this stock order form must be properly completed and physically received (not postmarked) by Home Bancorp, Inc. no later than     :00 p.m., Central time, on                  , 2008, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Home Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without Home Bancorp, Inc.’s consent and if authorization to withdraw from deposit accounts at Home Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of Home Bank described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Home Bank and Home Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.
Bank Use

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.
Signature	Date	Signature	Date
Æ		Æ

Item (6) Purchaser Account Information continued:

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) a corporation or organization, other than Home Bank, Home Bancorp, Inc. or a majority-owned subsidiary of Home Bank or Home Bancorp, Inc., of which a person is a director, officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Home Bank or Home Bancorp, Inc. in which such person has a substantial interest or may serve as trustee or in a similar fiduciary capacity; and

(3) any person who is related by blood or marriage and who either has the same home as a person or who is a director or officer of Home Bank or Home Bancorp, Inc. or any of their subsidiaries.

Acting in concert - The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships, common addresses on our records and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY HOME BANK, HOME BANCORP, INC., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Regional Director of the Dallas Regional Office of the Office of Thrift Supervision at (972) 277-9500.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Home Bancorp, Inc. (the “Company”), the holding company for Home Bank, I received a prospectus of the Company dated             , 2008 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page xx, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1.	There are increased risks involved with commercial real estate, commercial lending and construction and land lending activities.

2.	Our allowance for loans losses may not be adequate to cover probable losses.

3.	We may not succeed in our plan to grow which could reduce future profitability.

4.	Our business is geographically concentrated in south central Louisiana, which makes us vulnerable to downturns in the local economy.

5.	Our market area is susceptible to hurricanes and tropical storms in the future which could adversely affect the banking business in southern Louisiana.

6.	The loss of our President and Chief Executive Officer could hurt our operations.

7.	Changes in interest rates could have a material adverse effect on our operations.

8.	Our results of operations are significantly dependent on economic conditions and related uncertainties.

9.	We are subject to extensive regulation which could adversely affect our business and operations.

10.	We face strong competition which may adversely affect our profitability.

Risks Related to this Offering

11.	Additional expenses following the offering from new equity benefit plans will adversely affect our net income.

12.	Our return on equity may negatively impact our stock price.

13.	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize proceeds could reduce future profitability.

14.	Our employee stock benefit plans will be dilutive.

15.	Our stock price may decline when trading commences.

16.	There may be a limited market for our common stock, which may adversely affect our stock price.

17.	We intend to remain independent which may mean you will not receive a premium for your common stock.

18.	Our stock value may suffer from anti-takeover provisions that may impede potential takeovers that management opposes.

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Home Bancorp, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Louisiana Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA LA (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•

The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•

A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in any category of the subscription offering is $250,000 (25,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $250,000 (25,000 shares) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $1,000,000 (100,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Home Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Home Bancorp, Inc.. Payment in cash may be made only if delivered in person. Your funds will earn interest at Home Bank’s passbook rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Home Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 - Purchaser Information

Subscription Offering

a. Check this box if you had a deposit account(s) totaling $50.00 or more on March 31, 2007 (“Eligible Account Holder”).

b. Check this box if you had a deposit account(s) totaling $50.00 or more on June 30, 2008 but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c. Check this box if you had a deposit account(s) on                  , 2008 or a loan outstanding as of January 1, 2001 that continued to be outstanding as of                  , 2008 but are not an Eligible Account Holder or Supplemental Account Holder (“Other Member”).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d. Check this box if you are a community member (Indicate county of residence in item 9).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights. (With certain exceptions for IRA and Keogh purchases).

Item 9 - Telephone Number(s) and Parish/County

Indicate your daytime and evening telephone number(s) and parish. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 - Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 11 - Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Home Bancorp, Inc. no later than _:00 p.m., Central time, on                  , 2008 or it will become void.

Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by hand delivery to the Home Bank main office, or by overnight courier to the conversion center address indicated on the front of the stock order form.

Stock order forms will not be accepted at any of our offices other than the main office.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at (        )       -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

Home Bank Conversion Center

503 Kaliste Saloom Rd

Lafayette, LA 70508